UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2023, the Restructuring Committee of the Board of Directors (the “Restructuring Committee”) of Near Intelligence, Inc. (the “Company”) terminated the employment of Anil Mathews, the Company’s Chief Executive Officer, and Shobhit Shukla, the Company’s President, for cause, effective immediately, pursuant to the terms of their respective employment agreements. As previously disclosed, the Company had placed Messrs. Matthews and Shukla on administrative leave from their respective positions with the Company pending an internal investigation conducted by outside legal counsel on behalf of the Restructuring Committee with respect to allegations of financial mismanagement and potential fraudulent actions allegedly taken by Mr. Mathews and Rahul Agarwal, the Company’s Chief Financial Officer, in contravention of the Company’s financial controls and corporate governance best practices. Based on the results of the investigation to date, on November 10, 2023, the Restructuring Committee approved the termination of the employment of Messrs. Matthews and Shukla for cause. Mr. Agarwal remains on administrative leave while the investigation is ongoing.

Retention Bonus Arrangements with Ms. Kong and Mr. Faieta

On November 10, 2023, the Company entered into retention bonus agreements with Gladys Kong, the Company’s new Chief Executive Officer, following the termination of Mr. Matthews, and John Faieta, the Company’s interim Chief Financial Officer. Pursuant to the retention bonus agreements, Ms. Kong and Mr. Faieta will receive a retention bonus payment of $75,000 and $50,000, respectively, which will be paid as soon as practicable. Upon a termination of employment for any reason (other than a “qualifying termination” (as defined in the retention bonus agreement)) prior to September 30, 2024, the executive will be required to repay to the Company the net after-tax amount of the retention bonus payment within ten (10) days following such termination of employment.

Compensation Changes for Ms. Kong

On November 10, 2023, in a letter to Ms. Kong, the Company increased Ms. Kong’s base salary from $280,000 to $350,000, retroactive to October 1, 2023, and changed Ms. Kong’s bonus structure for the period beginning on October 1, 2023 and ending on September 30, 2024 to provide her with the right to receive a quarterly bonus of $75,000 for target performance, $37,500 for threshold performance and $131,250 for maximum performance, with the actual bonus payable is based on the level of achievement of performance goals based on EBITDA and revenue for each calendar quarter.

Employment Agreement for John Faieta

On November 10, 2023, the Company entered into an employment agreement with John Faieta for continued service as interim Chief Financial Officer.

The employment agreement provides for base salary of $300,000, retroactive to October 1, 2023, quarterly bonuses for the period beginning on October 1, 2023 and ending on September 30, 2024 with a bonus of $56,250 for target performance, $28,125 for threshold performance and $98,437.50 for maximum performance, with the actual bonus payable based on the level of achievement of performance goals based on EBITDA and revenue for each calendar quarter, and participation in standard benefit plans and programs in which other similarly situated Company employees are eligible to participate. The employment agreement contains customary provisions regarding non-competition, non-solicitation and confidentiality of information.

The employment agreement provides that, in the event that Mr. Faieta is terminated by the Company without Cause (as defined in the employment agreement) or by Mr. Faieta for Good Reason (as defined in the employment agreement) (each, a “Qualifying Termination”), he is entitled to severance equal to 1.0 times the sum of (i) his base salary and (ii) 4.0 times his target quarterly bonus opportunity, payable in accordance with our normal payroll procedures over 12 months. If a Qualifying Termination occurs during the one-year period following a Change in Control (as defined in the Company’s 2023 Equity Incentive Plan), Mr. Faieta will be entitled to severance equal to 1.5 times the sum of (i) his base salary and (ii) 4.0 times his target quarterly bonus, payable in a lump sum, and all outstanding equity awards held by him will vest, with any performance-based awards vesting as if the target requirements have been or will be attained. Following a Qualifying Termination, the Company will also continue to pay or reimburse the employer portion of the monthly premiums associated with continued coverage under our health and welfare plans for Mr. Faieta under COBRA until the earlier of (i) 12 months following his termination date (or 18 months if the Qualifying Termination occurs during the one-year period following a Change in Control), (ii) expiration of his eligibility for continuation coverage under COBRA, or (iii) the date on which he becomes eligible for group health insurance coverage in connection with new employment. The foregoing severance benefits are contingent upon Mr. Faieta’s timely execution and non-revocation of a general release of claims.

The foregoing description of the employment agreement is a summary only and is qualified in its entirety by reference to the full text of the employment agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On November 10, 2023, the Company appointed Paul Gross as the new General Counsel of the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Near Intelligence, Inc. and John Faieta, dated November 10, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2023

NEAR INTELLIGENCE, INC.

By:	/s/ John Faieta
John Faieta
Interim Chief Financial Officer